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                                                                   Exhibit 10.26

                                  VIACELL (TM)

                                                    October 25, 2001


Tullis-Dickerson & Co., Inc.
One Greenwich Plaza
Third Floor
Greenwich, CT 06830
Attn: Jim Tullis and Joan Neuscheler

Ladies and Gentlemen:

Reference is hereby made to the Series I Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement"), dated as of the date hereof, among ViaCell, Inc. (the "Company") and the Purchasers listed therein. The capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

In connection with TD Javelin Capital Fund II, L.P., TD Lighthouse Capital Fund, L.P., Tullis-Dickerson Capital Focus II, L.P. and TD Origen Capital Fund, L.P.'s (collectively, "TD") purchase of shares of the Company's Series I Convertible Preferred Stock under the Purchase Agreement (the "Series I Financing"), the Company hereby agrees that after the consummation of a Qualified Public Offering (as defined in the Company's Third Amended and Restated Certificate of Incorporation (the "Certificate of Designation"), (i) the Company shall include in its proxy statement (the "Proxy Statement") distributed in connection with each of its meetings of stockholders (each a "Meeting") held for the purpose of electing directors to the Company's Board of Directors (the "Board") for a period of three (3) years after such Qualified Public Offering, a nominee for director (a "Nominee") who shall be designated by TD and approved by the Board, which approval shall not be unreasonably withheld or delayed, and (ii) the Board shall recommend in such Proxy Statement for each such Meeting that the Company's stockholders vote to elect such Nominee as a director of the Company; provided however, that if directors of the Company are elected to serve for terms in excess of one year pursuant to the Company's Certificate of Incorporation, the obligation will relate to the minimum number of meetings required for TD's Nominee(s) to serve for three years (assuming the Nominee(s) is elected) after the Qualified Public Offering. If, prior to the end of the three year period, a vacancy is created on the Board due the death, removal or resignation of a Nominee who was previously elected to the Board, the Board shall elect as a director of the Company (an "Interim Director") a person who shall be designated by TD and approved by the Board, which approval shall not be unreasonably withheld or delayed. For the avoidance of doubt, it is understood and agreed that TD shall not be entitled to have more than one Nominee serving on the Board at any one time.

The Company shall deliver to TD written notice of the date of each Meeting at least one hundred and twenty (120 ) days in advance. TD shall deliver notice to the Company designating such Nominee (i) no later than ninety (90) days prior to the date of the relevant Meeting or (ii) if the Company fails to notify TD of the date of the relevant Meeting at least one hundred and twenty (120) days in advance, no later than thirty (30) days after TD's receipt of such notice from the

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Company. If such notice is not received by the Company in a timely manner, the rights contained herein shall be deemed to be terminated with respect to the relevant Meeting but shall continue in full force and effect for any subsequent Meetings to which the rights described in the preceding paragraph apply.

Notwithstanding the foregoing, the Board shall not be required to take any action that a majority of the directors of the Company determine in good faith is contrary to the directors' fiduciary duties, as evidenced in a resolution adopted by the Board, nor shall the Board or the Company be required to take any action that is inconsistent with the requirements of applicable law, including the Delaware General Corporation Law, or the Company's Certificate of Incorporation or the Company's By-laws as then in effect.

In the event that the Board (i) does not approve of a Nominee or (ii) determines that it cannot include such Nominee in a Proxy Statement or recommend that the Company's stockholders elect such Nominee pursuant to the foregoing provisions of this letter agreement, then the Company shall deliver written notice of such determination within ten (10) business days after receipt of TD's designation notice and TD's rights under this letter agreement shall apply to an additional Meeting after the expiration of the aforementioned three year period; provided, however, that in no event shall TD have the right to designate Nominees pursuant to this Agreement after the fifth (5th) anniversary of the consummation of the Qualified Public Offering.

The Company hereby represents and warrants to TD that as of the date hereof the transactions contemplated hereby are not inconsistent with the Company's Certificate of Incorporation or By-laws and agrees that until such time as TD's rights hereunder have expired, the Company will not take any action or amend its Certificate of Incorporation or By-laws in a manner inconsistent with or in derogation of this Agreement.

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If the foregoing represents our understanding, please countersign and return the enclosed copy of this letter.

                                                 Very truly yours,

                                                 VIACELL, INC.


                                                 By: /s/ Marc Beer
                                                    ---------------------------
                                                     Marc D. Beer
                                                     Chief Executive Officer

ACCEPTED AND AGREED:

Tullis-Dickerson & Co., Inc.


By:  /s/ James L.L. Tullis
    --------------------------------
Name:    James L.L. Tullis
Title:   Chief Executive Officer